Exhibit 10.4
ENPRO INDUSTRIES, INC.
2002 EQUITY COMPENSATION PLAN
(2015 AMENDMENT AND RESTATEMENT)

1. Purpose.  The purpose of this Plan is to promote the interests of the shareholders by providing stock-based incentives to selected employees and members of the Board of Directors (the “Board”) of EnPro Industries, Inc. (the “Company”) and of any subsidiary corporation of which more than 50% of the voting stock is owned, directly or indirectly, by the Company (“Company Subsidiary”) to align their interests with shareholders and to motivate them to put forth maximum efforts toward the continued growth, profitability and success of the Company. In furtherance of this objective, stock options, performance shares, restricted shares, phantom shares, stock appreciation rights, common stock of the Company (“Common Stock”), and/or other incentive awards may be granted to selected employees (including members of the Board who are employees and/or officers) in accordance with the provisions of this Plan.

This Plan, as amended and restated in 2005, also provides for certain awards to members of the Board who are not employees or former employees of the Company or its subsidiaries within five years after their termination of employment (“Outside Directors”). The awards to Outside Directors are only in the form of phantom shares to be settled in shares of Common Stock. The awards of phantom shares to Outside Directors under this Plan replace awards that would have otherwise been granted under the EnPro Industries, Inc. Outside Directors’ Phantom Shares Plan (the “Phantom Shares Plan”). After the effective date of the 2005 amendment and restatement of this Plan, no further awards were made under the Phantom Shares Plan (although any outstanding awards under the Phantom Shares Plan continue to be administered and paid in accordance with, and subject to, the terms and conditions of the Phantom Shares Plan).

This amendment and restatement of the Plan is subject to the approval of the shareholders of the Company, and shall be effective as of the date on which it is approved by the shareholders of the Company.

2. Administration.  This Plan is to be administered by the Compensation and Human Resources Committee or any successor committee (the “Committee”) of the Board. The Committee shall consist of at least three members who shall qualify as “independent directors,” as that term is defined under the listing standards of any national securities exchange or securities market on which the Common Stock is then listed or traded.

3. Authority of the Committee.  The Committee shall have full power and authority, subject to and consistent with the provisions of this Plan, to construe, interpret and administer this Plan. All decisions, actions or interpretations of the Committee shall be final, conclusive and binding on all parties. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select eligible persons to participate in this Plan; to grant awards; to determine the type and number of awards, the dates on which awards may be exercised and on which the risk of forfeiture or deferral period relating to awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any award, whether, to what extent, and under what circumstances an award may be settled, or the exercise price of an award may be paid, in cash, Common Stock, other awards, or other property, and other terms and conditions of, and all other matters relating to, awards; to prescribe documents evidencing or setting terms of awards (such award documents need not be identical for each participant), amendments thereto, and rules and regulations for the administration of this Plan and amendments thereto (including outstanding awards); to construe and interpret the Plan and award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.

4. Delegation.  The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3 or qualifying Awards under Code Section 162(m) as performance-based compensation, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company the authority to make awards under this Plan with respect to not more than ten percent of the shares authorized under this Plan, pursuant to such conditions and limitations as the Committee may establish, except that only the Committee or a subcommittee comprised solely of two or more “Non-Employee Directors” in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) may make awards to participants who are subject to Section 16 of the Exchange Act.

5. Shares Available For This Plan.  Subject to adjustments made pursuant to Section 21 hereof, the maximum number of shares of Common Stock that shall be available for delivery pursuant to the provisions of this Plan shall be equal to 5,225,000 shares of Common Stock. For purposes of calculating the number of shares of Common Stock available for delivery under this Plan, (i) the grant of a Performance Share Award (as defined in Section 10) or other unit or phantom share award shall be deemed to be equal to the maximum number of shares of Common Stock that may be issued under the award and (ii) where the value of an award is variable on the date it is granted, the value shall be deemed to be the maximum limitation of the award. Awards payable solely in cash will not reduce the number of shares of Common Stock available for awards granted under this Plan. Shares that are potentially deliverable under an award under the Plan that are canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of such shares to the participant will not be counted as delivered under the Plan and shall be available for awards under this Plan. Shares that have been issued in connection with an award under this Plan that is canceled, forfeited, or settled in cash such that those shares are returned to the Company shall be available for awards under this Plan. Shares that are issued or issuable under this Plan that are withheld from an award or separately surrendered by the participant in payment of any exercise price or taxes relating to such an Award shall be deemed to constitute shares delivered to the Participant and will not be available for future awards under this Plan. With respect to SARs (as defined in Section 13), all of the shares of Common Stock for which the SAR is exercised (that is, shares actually issued pursuant to a SAR, as well as shares that represent payment of the exercise price) will cease to be available for future awards under this Plan.

6. Limitation On Awards.  Subject to adjustments made pursuant to Section 21 hereof, (a) no individual employee may receive awards under this Plan with respect to more than 500,000 shares in any calendar year, and (b) the maximum number of shares of Common Stock that may be issued pursuant to options designated as Incentive Stock Options (as defined in Section 9) shall be 1,000,000 shares.

7. Term.  No awards may be granted under this Plan after February 10, 2019.

8. Eligibility.  Awards under this Plan may be made to any salaried, full-time employee of the Company or any Company Subsidiary, and to Outside Directors, as provided in Section 15. Except as provided in Section 15, directors who are not full-time employees are not eligible to participate in this Plan.

9. Stock Options.  The Committee may, in its discretion, from time to time grant to eligible employees options to purchase Common Stock, at a price not less than 100% of the fair market value of the Common Stock on the date of grant (the “option price”), subject to the conditions set forth in this Plan. The Committee, at the time of granting to any employee an option to purchase shares under this Plan, shall fix the terms and conditions upon which such option may be exercised, and may designate options as incentive stock options (“Incentive Stock Options”) pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) or any other statutory stock option that may be permitted under the Internal Revenue Code from time to time, provided, however that (i) the date on which such options shall expire, if not exercised, may not be later than ten years after the date of grant of the option, (ii) the terms and conditions of Incentive Stock Options must be in accordance with the qualification requirements of the Internal Revenue Code and (iii) the provisions of any other statutory stock option permitted under the Internal Revenue Code must be consistent with applicable Internal Revenue Code requirements.

Within the foregoing limitations, the Committee shall have the authority in its discretion to specify all other terms and conditions relating to stock options, including but not limited to provisions for the exercise of options in installments, the time limits during which options may be exercised, and in lieu of payment in cash, the exercise in whole or in part of options by tendering Common Stock owned by the employee, valued at the fair market value on the date of exercise or other acceptable forms of consideration equal in value to the option price. The Committee may, in its discretion, issue rules or conditions with respect to utilization of Common Stock for all or part of the option price, including limitations on the pyramiding of shares.

10. Performance Share Awards.  The Committee may make awards (“Performance Share Awards”) in Common Stock or phantom shares subject to conditions established by the Committee that may include attainment of specific Performance Objectives (as defined below). Performance Share Awards may include the awarding of additional shares upon attainment of the specified Performance Objectives. Any Performance Share Award which is conditioned upon attainment of specific Performance Objectives shall have a minimum performance period of one year, except in the case of death or disability and except as otherwise provided pursuant to Section 29.

11. Performance Objectives.  Performance objectives that may be used under this Plan include total sales, sales growth (with or excluding acquisitions), revenue-based measures for particular products, product lines or product groups, net income (before or after asbestos charges and/or other selected items), earnings per share of Common Stock (before or after asbestos and/or other selected items), pretax income (before or after asbestos charges and/or other selected items), consolidated operating income (pre or post-tax and before or after asbestos charges and/or other selected items), segment operating income (pre or post-tax and before or after asbestos charges and/or other selected items), earnings before interest and taxes (before or after asbestos charges and/or other selected items), earnings before interest, taxes, depreciation and amortization (before or after asbestos charges and/or other selected items), free cash flow (pre or post-tax and before or after asbestos charges and/or other selected items), asbestos-related cash outflows (or changes in asbestos-related cash outflow), new asbestos commitments (or changes in new asbestos commitments), return on equity, assets, investment, invested capital, capital, total or net capital employed, or sales (pre or post-tax and before or after asbestos charges and/or other selected items), cash flow return on investment, total shareholder return, Common Stock price increases, total business return (before or after asbestos charges and/or other selected items), economic value added or similar “after cost of capital” measures, return on sales or margin rate, in total or for a particular product, product line or product group, working capital (or any of its components or related metrics), working capital improvement, market share, measures of customer satisfaction (including survey results or other measures of satisfaction), safety (determined by reference to recordable or lost time rates, first aids, near misses or a combination of two or more such measures or other measures), measures of operating efficiency such as productivity, cost of non-conformance, cost of quality, on time delivery and efficiency ratio and strategic objectives with specifically identified areas of emphasis such as cost reduction, acquisition assimilation synergies, acquisitions or organization restructuring.

The performance objectives established by the Committee are intended to satisfy the “objective compensation formula” requirements of Treasury Regulations Section 1.162-27(e)(2). To the degree consistent with Section 162(m) of the Internal Revenue Code, or any successor section thereto (the “Code”), the Committee may adjust, modify or amend the above criteria, either in establishing any performance objective or in determining the extent to which any performance objective has been achieved. In particular, the Committee shall have the authority to make equitable adjustments in the criteria where necessary (i) in response to changes in applicable laws or regulations, (ii) to account for items of gain, loss, or expense that are related to the disposal (or acquisition) of a business or change in accounting principles that was not anticipated at the time an award was made, (iii) to account for adjustments in expense due to re-measurement of pension benefits, (iv) to remove the effect of charges for asbestos, (v) to account for restructurings, discontinued operations, and any other items deemed by the Committee to be non-recurring in nature or otherwise not reflective of operating performance that were not anticipated at the time an award was made, and (vi) to reflect other unusual, non-recurring, or unexpected items similar in nature to the foregoing as determined in good faith by the Committee consistent with the principles set forth in section 162(m) of the Code and the regulations thereunder. Such adjustments may be made with respect to the performance of any subsidiary, division, or operating unit, as applicable, shall be made in a consistent manner from year to year, and shall be made in accordance with the objectives of the Plan and the requirements of Section 162(m) of the Code.

12. Restricted Shares.  The Committee may make awards in Common Stock subject to conditions, if any, established by the Committee which may include continued service with the Company or its subsidiaries (“Restricted Share Awards”). Any Restricted Share Award which is conditioned upon continued employment shall be conditioned upon continued employment for a minimum period of three years following the award, except in the case of death, disability or retirement and except as otherwise provided pursuant to Section 29.

13. Stock Appreciation Rights.  The Committee may, in its discretion, from time to time grant to eligible employees stock appreciation rights (“SARs”). A SAR shall confer on the participant to whom it is granted the right to receive, upon exercise thereof, the excess of (i) the fair market value of one share of Common Stock on the date of exercise over (ii) the grant price of the SAR as determined by the Committee. In no event shall the grant price be less than the fair market value of a share of Common Stock on the date of grant. The Committee, at the time of granting to any employee a SAR, shall fix the terms and conditions upon which such SAR may be exercised, provided, however that (i) the date on which such SAR shall expire, if not exercised, may not be later than ten years after the date of the grant of the SAR, (ii) each SAR may be settled only in Common Stock, and (iii) no such terms and conditions may cause this Plan or the SAR to fail to meet the requirements of Internal Revenue Code § 409A(a)(2), (3) or (4) or to violate § 409A(b).

14. Other Awards.  The Committee may make awards to employees authorized under this Plan in units or phantom shares, the value of which is based, in whole or in part, on the value of Common Stock, in lieu of making such awards in Common Stock (“Other Awards”). The Committee may provide for Other Awards to be paid in cash, in Common Stock, or in a combination of both cash and Common Stock, and may establish such other terms and conditions as in its discretion it deems appropriate, provided that no such terms and conditions may cause this Plan or any Other Award to fail to meet the requirements of Internal Revenue Code § 409A(a)(2), (3) or (4) or to violate § 409A(b).

15. Awards of Phantom Shares to Outside Directors.

(a) Awards.  The Committee shall make a one-time grant of phantom shares, in an amount determined by the Committee, to each Outside Director upon his or her initial election to the Board. Thereafter, the Committee will make an annual grant of phantom shares to each Outside Director, in an amount and on terms determined by the Committee. In addition, from time to time, the Committee may, in its discretion, make grants of phantom shares to Outside Directors.

(b) Dividend Equivalents on Awards.  Dividend equivalents will be accrued on all phantom shares granted under this Section 15. Upon the payment date of each dividend declared on the Company’s Common Stock, that number of additional phantom shares will be credited to each Outside Director’s award which has an equivalent fair market value to the aggregate amount of dividends which would be paid if the number of the Outside Director’s phantom shares were actual shares of the Common Stock. Dividend equivalents shall be vested at the time the dividend is paid.

(c) Vesting.  Phantom shares granted under this Section 15 shall be fully vested upon granting.

(d) Payment.  Upon termination of service of an Outside Director as a member of the Board (the “termination date”), the Company shall pay to the Outside Director all Phantom Shares credited to the Outside Director on the termination date in the form of one share of Common Stock for each whole phantom share, with cash for any fractional phantom share based on the fair market value of the Common Stock on the applicable date. The shares of Common Stock shall be paid and delivered as soon as administratively practicable after the termination date.

16. Deferred Awards.  The Committee may permit recipients of awards to elect to defer receipt of such awards, either in cash or in Common Stock, under such terms and conditions that the Committee may prescribe; provided, however, that the Committee may permit recipients to elect to defer receipt of awards hereunder only to the extent that such deferral would not cause this Plan or such awards to fail to meet the requirements of Code Section 409A(a)(2), (3) or (4), to the extent applicable. The Committee may authorize the Company to establish various trusts or make other arrangements, in each case located in the United States, with respect to any deferred awards, provided that no such trust or arrangement may provide for assets to become restricted to the provision of deferred awards in connection with a change in the financial health of the Company or any of its subsidiaries.

17. Fair Market Value.  For all purposes of this Plan the fair market value of a share of Common Stock shall be the closing selling price of Common Stock on the relevant date (as of 4:00 P.M. New York, New York Time) as reported on the New York Stock Exchange — Composite Transactions listing (or similar report), or, if no sale was made on such date, then on the next preceding day on which such a sale was made. Fair market value relating to the exercise price or base price of any Non-409A Award (as hereinafter defined) shall conform to requirements under Code § 409A.

18. Exchange and Buy Out; Repricing.  The Company may at any time offer to exchange or buy out any previously granted award for a payment in cash, shares of Common Stock, other awards or property based on such terms and conditions as the Company shall determine and communicate at the time that such offer is made. Notwithstanding anything in this Plan to the contrary, without the approval of the shareholders, the Committee shall not amend or replace previously granted stock options or SARs in a transaction that constitutes a repricing. For this purpose, the term “repricing” shall mean any of the following or any other action that has the same effect: (i) lowering the exercise price of an option or SAR after it is granted, (ii) buying-out an outstanding option or SAR at a time when its exercise price exceeds the fair market value of the underlying stock for cash or shares, or (iii) any other action that is treated as a repricing under generally accepted accounting principles, or (iv) canceling an option or SAR at a time when its exercise price exceeds the fair market value of the underlying Common Stock in exchange for another option, SAR, Restricted Stock Award or other equity of the Company, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off, or similar corporate transaction.

19. Termination Of Employment.  The Committee may make such provisions as it, in its sole discretion, may deem appropriate with respect to the effect, if any, the termination of employment will have on any grants or awards under this Plan; provided, however, that no such provisions may cause this Plan or any grants or awards hereunder to fail to meet the requirements of Internal Revenue Code § 409A(a)(2), (3) or (4) or to violate § 409A(b), to the extent applicable.

20. Assignability.  Options and other awards granted under this Plan shall not be transferable by the grantee other than by will or the laws of descent and distribution or by such other means as the Committee may approve from time to time.

21. Adjustments to Reflect Capital Changes.

(a) In the event of any corporate event or transaction (including, but not limited to, a change in the Common Stock or the capitalization of the Company), such as any merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin off, or other distribution of stock or property of the Company, a combination or exchange of Common Stock, dividend in kind, or other like change in capital structure, number of outstanding shares of Common Stock, distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee or the Board, in order to prevent dilution or enlargement of participants’ rights under the Plan, shall make equitable and appropriate adjustments and substitutions, as applicable, to or of the number and kind of shares subject to outstanding awards, the purchase price for such shares, the number and kind of shares available for future issuance under the Plan, and other determinations applicable to outstanding awards. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

(b) In addition, in the event that the Company is a party to a merger, reorganization, consolidation, share exchange, transfer of assets or other transaction having similar effect involving the Company, outstanding awards shall be subject to the agreement governing the transaction. Such agreement may provide, without limitation, for the continuation of outstanding awards by the Company (if the Company is a surviving corporation), for their assumption by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such outstanding awards, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents.

22. Committee’s Determination.  The Committee’s determinations under this Plan including without limitation, determinations of the employees to receive awards or grants, the form, amount and timing of such awards or grants, the terms and provisions of such awards or grants and the agreements evidencing same, and the establishment of Performance Objectives need not be uniform and may be made by the Committee selectively among employees who receive, or are eligible to receive awards or grants under this Plan whether or not such employees are similarly situated. The Committee may, with the consent of the participant, modify any determination it previously made.

23. Leave Of Absence Or Other Change In Employment Status.  The Committee shall be entitled to determine whether any leave of absence taken by an employee or other change in employment status, such as a change from full time employment to a consulting relationship, shall constitute a termination of employment within the meaning of this Plan and shall further be entitled to make such rules, regulations and determinations as it deems appropriate under this Plan in respect of any such leave of absence or other change in employment status relative to any grant or award. Notwithstanding the foregoing, no such determination, rule or regulation by the Committee may cause this Plan or any grant or award hereunder to fail to meet the requirements of Internal Revenue Code § 409A(a)(2), (3) or (4) or to violate § 409A(b), to the extent applicable.

24. Withholding Taxes.  The Committee or its designee shall have the right to determine the amount of any Federal, state or local required withholding tax, and may require that any such required withholding tax be satisfied by withholding shares of Common Stock or other amounts which would otherwise be payable under this Plan.

25. Retention Of Shares.  If shares of Common Stock are awarded subject to attainment of Performance Objectives, continued service with the Company or other conditions, the shares may be registered in the employees’ names when initially awarded, but possession of certificates for the shares shall be retained by the Secretary of the Company for the benefit of the employees, or shares may be registered in book entry form only, in both cases subject to the terms of this Plan and the conditions of the particular awards.

26. Dividends And Voting.  Subject to Section 15(b), the Committee may permit each participant to receive or accrue dividends and other distributions made with respect to awards (other than Performance Share Awards) under this Plan under such terms and conditions as in its discretion it deems appropriate, provided that such receipt or accrual does not cause this Plan or any award hereunder to fail to meet the requirements of Internal Revenue Code § 409A(a)(2), (3) or (4), to the extent applicable. With respect to shares actually issued, the Committee under such terms and conditions as in its discretion it deems appropriate, may permit the participant to vote or execute proxies with respect to such registered shares.

27. Forfeiture Of Awards.  Any awards or parts thereof made under this Plan which are subject to Performance Objectives or other conditions which are not satisfied, shall be forfeited.

28. Continued Employment.  Nothing in this Plan or in any agreement entered into pursuant to this Plan shall confer upon any employee the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such employee.

29. Change In Control.  For purposes of this Plan, a “Change in Control” shall mean:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (other than by exercise of a conversion privilege), (B) any acquisition by the Company or any of its subsidiaries,

(C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, or (D) any acquisition by any company with respect to which, following such acquisition, more than 70% of, respectively, the then outstanding shares of common stock of such company and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, solely in their capacity as shareholders of the Company, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

(ii) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest; or

(iii) consummation of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation, do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, solely in their capacity as shareholders of the Company, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

(iv) consummation of (A) a complete liquidation or dissolution of the Company or (B) a sale or other disposition of all or substantially all of the assets of the Company, other than to a company, with respect to which following such sale or other disposition, more than 70% of, respectively, the then outstanding shares of common stock of such company and the combined voting power of the then outstanding voting securities of such company to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities, solely in their capacity as shareholders of the Company, who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

30. Effect Of Change In Control.  In the event of a Change in Control, (a) options (other than options awarded after December 2, 2015) that are not then exercisable shall become immediately exercisable, and, notwithstanding any other provisions of this Plan or any award agreement, shall remain exercisable for no less than the shorter of (i) two years or (ii) the remainder of the full term of the option and (b) with respect to other awards under this Plan the Committee may make such provision as it deems appropriate in its discretion, provided that no such provision may cause this Plan or any award hereunder to fail to meet the requirements of Internal Revenue Code § 409A(a)(2), (3) or (4) or to violate § 409A(b), to the extent applicable.

31. Compliance With Laws And Regulations.  Notwithstanding any other provisions of this Plan, the issuance or delivery of any shares may be postponed for such period as may be required to comply with any applicable requirements of any national securities exchange or any requirements under any other law or regulation applicable to the issuance or delivery of such shares, and the Company shall not be obligated to issue or deliver any such shares if the issuance or delivery thereof shall constitute a violation of any provision of any law or any regulation of any governmental authority, whether foreign or domestic, or any national securities exchange.

32. Certain Limitation on Awards to Ensure Compliance with Internal Revenue Code § 409A. Notwithstanding any other Plan provision, the terms of any 409A Award and any Non-409A Award, including any authority of the Committee and rights of the participant with respect to the award, shall be limited to those terms permitted under Code § 409A, and any terms not permitted under Code § 409A shall be automatically modified and limited to the extent necessary to conform with Code § 409A. For this purpose, other provisions of the Plan notwithstanding, the Committee shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Code § 409A, and any distribution subject to Code § 409A(a)(2)(A)(i) (separation from service) to a “key employee” as defined under Code § 409A(a)(2)(B)(i), shall not occur earlier than the earliest time permitted under Code Section § 409A(a)(2)(B)(i). In the case of a 409A Award, a transaction shall constitute a “Change in Control” as defined in Section 29 only if such transaction would also constitute a ‘change of control’ under Code § 409A.

For purposes of this Plan, “409A Awards” means awards that constitute a deferral of compensation under Code § 409A and regulations thereunder. “Non-409A Awards” means awards other than 409A awards. For purposes of this Plan, options, SARs and Restricted Share Awards are intended to be Non-409A Awards.

33. Amendment.  The Board may alter or amend this Plan, in whole or in part, from time to time, or terminate this Plan at any time; provided, however, that no such action shall adversely affect any rights or obligations with respect to awards previously made under this Plan unless the action is taken in order to comply with applicable law, stock exchange rules or accounting rules; and, provided, further, that no amendment which has the effect of increasing the number of shares subject to this Plan (other than as permitted in Section 21) shall be made without the approval of the Company’s shareholders.

34. Governing Law.  The validity, construction and effect of the Plan, any rules and regulations relating to the Plan and any award document shall be determined in accordance with the laws of the State of North Carolina, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

35. Severability.  If any provision of this Plan or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Plan and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

(As approved by the Company’s shareholders on April 30, 2014, and amended by the Company’s Board of Directors on December 2, 2015)